EXHIBIT 99.3

FORM OF LETTER

ERHC ENERGY INC.

Subscription Rights to Purchase Shares of Common Stock

Offered Pursuant to Subscription Rights
Distributed to Stockholders of
ERHC Energy Inc.

December 27, 2002

Dear Stockholder:

This letter is being distributed by ERHC Energy Inc (the “Company”) to all holders of record of shares of its common stock, par value $0.0001 per share (the “Common Stock”), at 5:00 p.m., central time, on December 17, 2012 (the “Record Date”), in connection with a distribution in a rights offering (the “Rights Offering”), at no charge, of non-transferable subscription rights (the “Rights”) to subscribe for and purchase shares of Common Stock.  The Rights and Common Stock are described in the prospectus supplement dated December 27, 2012 (the “Prospectus Supplement”), a copy of which accompanies this letter.

In the Rights Offering, ERHC is offering up to an aggregate of 246,486,285 shares of Common Stock, as described in the Prospectus Supplement.

The Rights will expire, if not exercised prior to 5:00 p.m. central time, on January 31, 2013, unless extended (the “Expiration Date”).

As described in the accompanying Prospectus Supplement, you will receive one Right for every three (3) shares of Common Stock owned at 5:00 p.m., central time, on the Record Date.  Each Right will allow you to subscribe for one (1) share of Common Stock (the “Basic Subscription Privilege”) at the cash price of $0.075 per full share (the “Subscription Price”).  The Company will not issue or pay cash in place of fractional Rights or fractional shares.  Instead, the Company will round down any fractional Rights to the nearest whole Right and any resulting fractional shares to the nearest whole share.  For example, if you owned 100 shares of Common Stocks of 5:00 p.m., central time, on the Record Date, you would receive 33 Rights and would have the right to purchase 33 shares of Common Stock (33.33 rounded down to 33 Rights, with the total subscription payment being adjusted accordingly, as discussed below) for the Subscription Price.

In the event that you purchase all of the shares of common stock available to you pursuant to your Basic Subscription Privilege, you may also exercise an over-subscription privilege (the “Over-Subscription Privilege”) to purchase a portion of any shares of Common Stock that are not purchased by stockholders through the exercise of their Basic Subscription Privilege (the “Unsubscribed Shares”), subject to the availability and pro rata allocation of the Unsubscribed Shares among all persons exercising this Over-Subscription Privilege.  To the extent the Unsubscribed Shares are not sufficient to satisfy all of the properly exercised Over-Subscription Privileges, then the Unsubscribed Shares will be prorated among those who properly exercised Over-Subscription Privilege based on the respective number of shares each such holder held as of the Record Date over the outstanding shares of the common stock at the Record Date (in each case, without giving effect to the number of shares subscribed for under the basic subscription privilege).  If this pro rata allocation results in any person receiving a greater number of Unsubscribed Shares than the person subscribed for  pursuant to the exercise of the Over-Subscription Privilege, then such person will be allocated only that number of Unsubscribed Shares for which the person oversubscribed, and the remaining Unsubscribed Shares will be allocated among all other persons exercising the Over-Subscription Privilege on the same pro rata basis described above.  The proration process will be repeated until all Unsubscribed Shares have been allocated or all Over-Subscription Privileges have been fulfilled, whichever occurs earlier.

You will be required to submit payment in full for all the shares you wish to buy with your Over-Subscription Privilege.  Because we will not know the total number of Unsubscribed Shares prior to the Expiration Date, if you wish to maximize the number of shares you may purchase pursuant to your Over-Subscription Privilege, you will need to deliver payment in an amount equal to the aggregate Subscription Price for the maximum number of shares of Common Stock available to you, assuming that no stockholder other than you has purchased any shares of Common Stock pursuant to the Basic Subscription Privilege and Over-Subscription Privilege.  The Company will eliminate fractional shares of Common Stock resulting from the exercise of the Over-Subscription Privilege by rounding down the nearest whole share, with the total subscription payment being adjusted accordingly.  Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable, following the Expiration Date.

The Company can provide no assurances that each of you will actually be entitled to purchase the number of shares of Common Stock issuable upon the exercise of your Over-Subscription Privilege in full at the expiration of the Rights Offering.  The Company will not be able to satisfy your exercise of the Over-Subscription Privilege if all of our stockholders exercise their Basic Subscription Privilege in full, and the Company will only honor an Over-Subscription Privilege to the extent sufficient shares of Common Stock are available following the exercise of subscription rights under the Basic Subscription Privileges.

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To the extent the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to you  pursuant to the Over-Subscription Privilege is less than the amount you actually paid in connection with the exercise of the Over-Subscription Privilege, you will be allocated only the number of Unsubscribed Shares available to you  as soon as practicable after the Expiration Date, and your excess subscription payment received by the subscription agent will be returned, without interest, as soon as practicable.

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To the extent the amount you actually paid in connection with the exercise of the Over-Subscription Privilege is less than the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to you pursuant to the Over-Subscription Privilege; you will be allocated the number of Unsubscribed Shares for which you actually paid in connection with the Over-Subscription Privilege.  See “The Rights Offering – Subscription Privileges – Pro Rata Allocation” in the Prospectus Supplement

The Rights will be evidenced by a form of ERHC Energy Inc. Shareholder Subscription Rights Agreement (the “Subscription Rights Agreement”) accompanying the Prospectus Supplement, and the number of Rights to which you are entitled is printed on the face of your Subscription Rights Agreement.

Enclosed are copies of the following documents:

1.	Prospectus Supplement;

2.	Subscription Rights Agreement;

3.	Instructions as to the Subscription Rights Agreement;

4.	Notice of Guaranteed Delivery for ERHC Energy Inc. Shareholder Subscription Rights Agreement (the “Notice of Guaranteed Delivery”) ; and

5.	Return envelope addressed to the subscription agreement, Corporate Stock Transfer, Inc.

Your prompt action is requested.  To exercise the Rights, you should deliver the properly completed and signed Subscription Rights Agreement (or Notice of Guaranteed Delivery if you are following the Guaranteed Delivery Procedures) and forward it, with payment of the Subscription Price in full for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege, to the subscription agent, as indicated in the Prospectus Supplement.  The subscription agent must receive the Rights Agreement or Notice of Guaranteed Delivery with payment of the Subscription Price (including clearance of payment), prior to the Expiration Date.  A Rights holder cannot revoke the exercise of its Rights, even if the Rights Offering is extended by the Company’s board of directors.  However, if the Company amends the Rights Offering to allow for an extension of the Rights Offering for a period of more than 45 days, a Rights holder may cancel its subscription and receive a refund of any money it has advanced.  Rights not exercised prior to the Expiration Date will expire.

Additional copies of  the enclosed materials may be obtained from Corporate Stock Transfers, Inc., the subscription agent.  The subscription agent’s telephone number is (303)-282-4800.   Any questions or requests for assistance concerning the rights offering should be directed to the subscription agent.

Very truly yours,

ERHC Energy Inc.